UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2011

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)  The 2011 annual meeting of stockholders (the “Annual Meeting”) of United Online, Inc. (the “Company”) was held on June 2, 2011.

(b)  At the Annual Meeting, the Company’s stockholders (1) elected all of the Company’s nominees for director; (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (3) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (4) approved, on an advisory basis, conducting advisory votes on the compensation of the Company’s named executive officers every year.  The voting results are as follows:

Proposal 1:  Election of Directors

	For	Withheld	Broker Non-Votes
Mark R. Goldston	61,169,526	3,987,086	12,085,237
Howard G. Phanstiel	62,125,982	3,030,630	12,085,237
Carol A. Scott	57,913,566	7,243,046	12,085,237

Proposal 2:  Ratification of the appointment of PricewaterhouseCoopers LLP

For	Against	Abstain
75,859,773	1,259,452	122,624

Proposal 3:  Advisory vote regarding the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
51,379,135	13,013,747	763,730	12,085,237

Proposal 4:  Advisory vote regarding the frequency of advisory votes on the compensation of the Company’s named executive officers

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
56,495,144	111,308	7,767,056	783,104	12,085,237

(d)  On June 2, 2011, following the Annual Meeting and after taking into consideration the results of the advisory vote regarding the frequency at which advisory votes on the compensation of the Company’s named executive officers should be conducted (the “Frequency Vote”), the Company’s Board of Directors determined to hold advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next Frequency Vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2011	UNITED ONLINE, INC.

	By:	/s/ Neil P. Edwards
Neil P. Edwards
Acting Chief Financial Officer